Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, constituting a part of the Company's Registration Statements (Form S-8 No. 333- 58841; Form S-8 No. 333-02391; Form S-8 No. 333-00032; Form S-8 No. 333-67055; Form S-8 No.
333-20229; Form S-8 No. 333-58843; Form S-8 No. 333-32140; Form S-8 No.
333-37894; Form S-8 No. 333-01528; Form S-8 No. 333-30871; Form S-8 No.
333-58845; Form S-3 No. 333-30232;Form S-3 No. 333-52702 and Form S-1
(No.333-116714) of our report dated April 30, 2003 (July 31,2003 as to Notes 1 and 19 of the September 30, 2002 financial statements) relating to the consolidated financial statements and schedule of Cape Systems Group, Inc. (formerly Vertex Interactive, Inc.) as of and for the year ended September 30, 2002 appearing in the 2004 Annual Report on Form 10-K/A.

Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/Withum Smith + Brown, P. C.

Withum Smith + Brown, P.C.
Livingston, New Jersey
October 4, 2005